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                                                                   EXHIBIT 10.16

                       FIRST ADDENDUM TO LEASE AGREEMENT

BETWEEN: SOCIETE EN COMMANDITE DUKE-WELLINGTON, a limited partnership duly constituted by virtue of the Civil Code of Quebec, having its head office at 255 St. Jacques Street, 1st floor, Montreal, Province of Quebec, H2Y lM6, acting and represented by its general partner, 9072-3552 Quebec Inc., itself acting and represented by Mr. Pierre-Luc Dumas and Mr. Andre Girard, duly authorized for the purposes of this agreement, as they so hereby declare;

                                               (hereinafter called the "Lessor")

AND: NUANCE COMMUNICATIONS LIMITED, a legal person legally constituted by virtue of the Companies Act of Nova Scotia, having its head office at 1959 Upper Water Street, Suite 800, Halifax, Nova Scotia B3J 3N2, acting and represented herein by Graham Smith, Vice-President and C.F.O., duly authorized for the purposes of this agreement, as he so hereby declares;

                                               (hereinafter called the "Lessee")

AND: NUANCE COMMUNICATIONS, a company legally constituted by virtue of the laws of California, having its head office at 1380 Willow Road, Menlo Park, California 90425 USA, acting and represented herein by Graham Smith, Vice-President and C.F.O., duly authorized for the purposes of this agreement, as he so hereby declares;

                                                (hereinafter called the "Surety)

UNDERSTOOD THAT under the terms of a Lease Agreement signed on December 6/th/, 1999, (the "Lease") between the Lessor and the Lessee, the Lessor rented to the Lessee, premises having an approximate area of twelve thousand square feet (12,000 sq.ft.) located on the fourth (4/th/) floor ("Lease Premises") of the building at 111, Duke Street, Montreal (Quebec) known as being Phase IV of La Cite du Multimedia, situated on the emplacement described in Appendix "1" hereof, for a term of seven (7) years and three (3) months beginning on the latest of the following dates: i) August 1/st/ 2000, as defined in the Lease, ("Delivery Date") or ii) on a subsequent date if the Immovable's Basic Facilities are completed after the Delivery Date.

UNDERSTOOD THAT the Lessee wishes to expand the rented surface of the Lease Premises by approximately twenty two thousand square feet (22,000 sq.ft.) (the "Additional Surface");

UNDERSTOOD THAT the Lessor agrees to rent to the Lessee the Additional Surface as per the conditions hereafter detailed:

CONSEQUENTLY, IN COMPENSATION OF THE MUTUAL COMMITMENTS TO THIS AGREEMENT AND TO THE LEASE, THE PARTIES AGREE TO THE FOLLOWING:
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1.  The preamble is an integral part of this addendum as if it was fully stated.

2. The Lessor agrees to lease to the Lessee, who accepts same, the Additional Surface of which approximately five thousand square feet (5,000 sq.ft.) are located on the fourth (4/th/) floor and approximately seventeen thousand square feet (17,000 sq.ft.) are located on the second (2/nd/) floor.

3. The terms and conditions of the Lease, as hereinafter modified, apply entirely to the Additional Surface.

4. The following modifications to the Lease shall be made to reflect the lease of the Additional Surface:

     4.1  Article 1.1.1 Article 1.1.1 of the Lease is replaced by the following:
          -------------

     LEASE PREMISES: means premises having an approximate area of thirty four thousand square feet (34,000 sq.ft.) ("Leasable Area of the Lease Premises"), which shall be located on the 2/nd/ and the 4/th/ floors ("Lease Premises") of the building located at 111, Duke Street, Montreal (Quebec) ("Building"), as outlined in red in Appendix "D" included.

     4.2  Article 1.1.6 Article 1.1.6 of the Lease is replaced by the following:
          -------------

     SHARE: The ratio between the Leasable Area of the Lease Premises and the leasable area of the Building, this ratio is currently stipulated by the parties to be nine point five per cent (9.5%); this percentage may vary, in the event of an increase or a decrease in the Leasable Area of the Lease Premises or the leasable area of the Building.

     4.3  Article 2.10 Article 2.10 of the Lease is modified by adding the
          ------------
          following sentence at the end of the paragraph:

     It is understood that if the Lessor elects to relocate the Lease Premises, such relocation shall include the whole of the Lease Premises and not a portion thereof.

     4.4  Article 26.1  Article 26.1 of the Lease is replaced by the following:
          ------------

     Parking:  The Lessor agrees to make available to the Lessee a number of parking spaces that shall not exceed the number obtained by calculating the ratio between the Leasable Area of the Lease Premises to one thousand five hundred square feet (1,500 sq.ft.), it being understood that the result shall be rounded down to the lower number. These twenty two (22) parking spaces (unreserved) will be located in the parking facilities that are part of the Immovable or adjacent to it, provided that the Lessee signs with the Lessor or with any third party to whom the Lessor may have assigned the operations of said parking facilities the model lease in force on occasion regarding these parking spaces and pay to the Lessor or to this third party, whichever is applicable, the rent in force on occasion for said parking spaces.  In the eventuality
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     where the Lessee rents additional spaces, the Lessor agrees to make available to the Lessee the same proportion of parking spots as that which is set out above to distribute the number of parking spots.

     4.5  Appendix As The amount of the surety, as stated in Appendix "A" of the
          -----------
          Lease, has been modified. The other terms and conditions of Appendix "A" of the Lease remain unchanged. The amount of the new letter of credit is four hundred forty five thousand dollars (445 000 $).
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IN WITNESS WHEREOF, the Lessee signed on this 9/th/ day of August 2000.

                                    NUANCE COMMUNICATIONS LIMITED

_______________________             By: ______________________________
Witness                                 Graham Smith

_______________________
Witness


IN WITNESS WHEREOF, the Surety signed on this 9/th/ day of August 2000.

                                    NUANCE COMMUNICATIONS

______________________________      By: ______________________________
Witness                                 Graham Smith

______________________________
Witness


IN WITNESS WHEREOF, the Lessor signed on this ____ day of _____________ 2000.

                                    SOCIETE EN COMMANDITE DUKE-WELLINGTON,
                                    acting by its general partner 9072-3552
                                    Quebec Inc.

______________________________      By: ______________________________
Witness                                 Pierre-Luc Dumas

______________________________      By: ______________________________
Witness                                 Andre Girard
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                                APPENDIX " 1 "

                       FIRST ADDENDUM TO LEASE AGREEMENT

                    CADASTRAL DESCRIPTION OF THE IMMOVABLE

Lot ONE MILLION EIGHT HUNDRED FOURTEEN THOUSAND FIVE HUNDRED SIXTY TWO (1814562) of the Cadastre of Quebec.